EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned, RRJ Capital Ltd, RRJ Capital Master Fund I, L.P. and Greenwich Asset Holding Ltd, hereby agree and acknowledge that the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements hereto shall also be filed on behalf of each of them.

Dated as of September 6, 2011

RRJ CAPITAL LTD

By:	/s/ Ong Tiong Sin
Name:	Ong Tiong Sin
Title:	Director

RRJ CAPITAL MASTER FUND I, L.P.

By:	/s/ Ong Tiong Sin
Name:	Ong Tiong Sin
Title:	Director

GREENWICH ASSET HOLDING LTD

By:	/s/ Ong Tiong Sin
Name:	Ong Tiong Sin
Title:	Director